EXHIBIT 32
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                CERTIFICTION PURSUANT TO 18 U.S.C. SECTION 1350,
                             AS ADOPTED PURSUANT TO
                  SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the TVC Telecom Incorporated (the Company) Quarterly Report on Form 10-QSB for the period ending September 30, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Harley
L. Rollins, Chief Executive Officer and Chief Financial Officer of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley of 2002, that, to the best of my knowledge:

      (1) The report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

      (2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.


Date:  November 14, 2003            By:  /s/ Harley L. Rollins
                                         ---------------------------------------
                                         Harley L. Rollins President,
                                         Chief   Executive   Office   and  Chief
                                         Financial Officer (principal  executive
                                         officer  and  principal  financial  and
                                         accounting officer) and Director